May 3, 1996



VIA FEDERAL EXPRESS


Mr. Thomas E. Capasse
Senior Vice President
Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, CT  06830

Dear Tom:

     I am enclosing a copy of the Warrant delivered by Aegis in accordance with the February 28th commitment letter between Aegis and Greenwich as well as a copy of the escrow letter pursuant to which we have requested Fulbright & Jaworski to hold the Warrant. Please note that the number of shares referenced in the Warrant are based on advice by our transfer agent that there are 14,884,470 shares outstanding on this date. We ask that you sign a copy of this letter acknowledging that the provisions of the ons of the escrow letter attached. We will instructed Fulbright & Jaworski to release the Warrant upon execution of final documentation for the facilities identified in the Commitment Letter.



                                   Very truly yours,



                                   Gary D. Peiffer
                                   General Counsel

GDP:jb
Enclosure


The undersigned acknowledges and agrees to the provisions of the within letter.

By:________________________________________
     GREENWICH CAPITAL MARKETS, INC.